AMENDMENT TO THE AMENDED AND RESTATED

AMERCO EMPLOYEE SAVINGS AND PROFIT SHARING PLAN

This Amendment to the Amended and Restated AMERCO Employee Savings and Profit Sharing Plan (this “Amendment”) is dated as of March __, 2017, and is executed by AMERCO, as Sponsor of such Plan, pursuant the Plan.

RECITALS

WHEREAS, on March 16, 1973, AMERCO, a Nevada Corporation (the “Corporation”) established the AMERCO Profit Sharing Retirement Trust (the “Profit Sharing Plan”), which was subsequently amended from time to time.  Effective April 1, 1984, the Corporation established the AMERCO Employee Savings and Protection Plan, which was amended from time to time, and effective January 1, 1988, was merged with the Profit Sharing Plan to form a single plan called the AMERCO Retirement Savings and Profit Sharing Plan.

WHEREAS, effective July 24, 1988, the AMERCO Retirement Savings and Profit Sharing Plan was amended and restated as an employee stock ownership plan known as the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.  The AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan was subsequently amended and restated in its entirety effective January 1, 1989 to comply with the Tax Reform Act of 1986 (“TRA 86”) and to make certain other modifications.

WHEREAS, the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan has been subsequently amended and restated from time to time to, among other things, comply with SBJPA, USERRA, TRA 97, GUST and EGTRRA and to make certain administrative changes.

WHEREAS, effective January 1, 2007, the AMERCO Employee Savings and Profit Sharing Plan was amended and restated in its entirety in a separate plan document to incorporate certain amendments, and make certain administrative as well as other miscellaneous changes.  The AMERCO Employee Stock Ownership Plan was also restated and amended in its entirety as a separate plan document to incorporate certain amendments, and make certain administrative as well as other miscellaneous changes (the “ESOP”).

WHEREAS, effective January 1, 2010, the AMERCO Employee Savings and Profit Sharing Plan was again amended and restated in its entirety.

WHEREAS, effective January 1, 2016, the AMERCO Employee Savings and Profit Sharing Plan was again amended and restated in its entirety (the “Plan”).

WHEREAS, the Corporation now desires to further amend the Plan as provided herein.

NOW THEREFORE, effective as of March __, 2017, by this instrument, the Corporation hereby amends the Plan as set forth below:

    1.   Section 2.1(s).  Section 2.1(s) of the Plan defining “Compensation” is hereby amended by deleting the reference to “Treasury Regulations 1.413(c)-2(b) and (c)” contained in the 3rd paragraph thereof and substituting “Treasury Regulations 1.415(c)-2(b) and (c)” therefor.

    2.  Section 4.3(c).  Section 4.3(c) of the Plan is amended by deleting the reference to “Treasury Regulation Section 1.401(k) – I(b)(5)” contained in subsection (2) thereof and substituting “Treasury Regulations 1.401(k) – 2(a)(6)” therefor.

    3.  Section 11.6(e).  Section 11.6(e) of the Plan is amended by adding the following at the end of the first paragraph thereof:

“Notwithstanding the foregoing, if the total amount distributable to the Participant from all of his accounts at the time of any distribution under this ARTICLE ELEVEN exceeds Five Hundred Dollars ($500.00), then no distribution may be made prior to the Participant's Normal Retirement Date unless the Participant requests said distribution in writing.”

    4.  Section 11.10. Section 11.10 of the Plan is hereby amended to substitute “correct” for “connect” in the first sentence thereof.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized representative this          day of ______________, 2017.

AMERCO

By:

Its President

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